                                                      AMENDMENT #1 TO SCHEDULE A



                    PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS
                    ----------------------------------------

                   Brinson Global Securities Fund
                   Brinson U.S. Equity Fund
                   Brinson U.S. Large Capitalization Equity Fund
                   Brinson U.S. Intermediate Capitalization Equity Fund Brinson Post-Venture Fund
                   Brinson EXDEX(R) Fund
                   Brinson Non-U.S. Equity Fund
                   Brinson Emerging Markets Equity Fund
                   Brinson Bond Plus Fund
                   Brinson US.  Bond Fund
                   Brinson U.S. Short/Intermediate Fixed Income Fund Brinson Short-Term Fund
                   Brinson High Yield Fund
                   Brinson Emerging Markets Debt Fund


This Amendment has been agreed to as of this 26th day of June, 1997 by the undersigned.


               BRINSON RELATIONSHIP FUNDS

               By: ______________________

               Title: ___________________



               BRINSON PARTNERS, INC.

               By: ______________________

               Title: ___________________